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                                                                    Exhibit 99.2

                               [FRIEDMAN'S LOGO]


For Immediate Release

Contact:  Jeremy Jacobs / Sharon Goldstein
          Joele Frank, Wilkinson Brimmer Katcher

Contact Telephone Number: 212-355-4449

                  Friedman's Announces Christmas Quarter Sales

SAVANNAH, Georgia (January 7, 2004) - Friedman's Inc. (NYSE: FRM) today announced sales results for its first fiscal quarter ended December 27, 2003. Net sales for the quarter increased 6.3%, to $210.6 million compared to $198.1 million during the comparable period last year. Comparable store sales increased 2.7% during the quarter. At December 27, 2003, the Company had 710 stores in operation, an increase of 7.3% compared to the first fiscal quarter of last year.

As announced in November 2003, the Company is currently working with Ernst & Young to complete the restatement of its financial statements for at least the last three fiscal years. In connection with the announced restatement, Ernst & Young withdrew its audit opinions on the previously-filed annual financial statements for the fiscal years 2000, 2001 and 2002. The principal reason for the restatement is concern over the accounting for the allowance for doubtful accounts. Until the Audit Committee completes its previously announced internal investigation and Ernst & Young is able to complete its audits, the total impact on the Company's financial statements cannot be known. Based on the current status of these matters, Friedman's expects to file its Form 10-K by the end of February 2004 and to provide preliminary financial information for the restated periods and the year ended September 27, 2003 prior to that date.

In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, Consolidation of Variable Interest Entities (the "Interpretation"), which introduced a new consolidation model, the "variable interests model", which determines control (and consolidation) based on who receives the benefits or bears the risk of gains and losses, respectively, of the entity being evaluated for consolidation. In April 2003, the Company announced that the Interpretation would result in the consolidation of Crescent's financial statements with those of Friedman's for financial reporting purposes with the reporting of its fiscal year ending September 27, 2003, effective as of the beginning of fiscal 2003 (September 29, 2002).

In December 2003, the FASB issued a revised Interpretation which, among other matters, delayed the required implementation of the Interpretation to reporting periods ending after

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                                                                    Exhibit 99.2

March 15, 2004. Accordingly, Friedman's will delay consolidation of Crescent's financial statements with those of Friedman's for financial reporting purposes until the reporting of the Company's second fiscal quarter ending March 27, 2004.

The Company has previously provided unaudited sales and other pro-forma financial data for the consolidation of Crescent in advance of the required implementation date of the Interpretation. The Company has decided to discontinue that practice pending the completion of the independent audits of Friedman's and Crescent.

Friedman's Inc. is a leading specialty retailer of fine jewelry based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers. At December 27, 2003, Friedman's Inc. operated a total of 710 stores in 20 states, of which 482 were located in power strip centers and 228 were located in regional malls. Friedman's Class A Common Stock is traded on the New York Stock Exchange (NYSE Symbol, FRM).

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Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause actual results to differ materially from the estimates provided are the following: the final results of the 2003 audit including the review of the calculation of our allowance for doubtful accounts; the effect of our planned restatement of our financial statements on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.